EXHIBIT 5
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                                  May 26, 1999



Gardenburger, Inc.
1411 S.W. Morrison Street, Suite 400
Portland, Oregon  97205

  Subject: Registration Statement on Form S-8 Relating to Nonqualified Stock
           Options Granted to Employees of and Consultants to Gardenburger, Inc.

Gentlemen:

          Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Gardenburger, Inc., an Oregon corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 370,000 shares of the Company's Common Stock, no par value ("Common Stock"), to be issued pursuant to options for such shares granted to employees of and consultants to the Company.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The nonqualified stock options relating to the 370,000 shares of Common Stock referred to above will have been legally issued.

          2. The 370,000 shares of Common Stock referred to above have been duly authorized and reserved for issuance.

          3. When such shares are issued and sold by the Company upon exercise of such options while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the agreements relating to such options is received by the Company, such shares will be legally issued, fully paid and nonassessable.

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          We consent to the use of this opinion in the Registration Statement and in any amendments thereof.

                                     Very truly yours,

                         /s/ MILLER, NASH, WIENER, HAGER & CARLSEN LLP








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